Physical

BLOCKBUSTER TOTAL ACCESS

Digital

BLOCKBUSTER ONDEMAND

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Continuing Transformation to a Multi-Channel Brand
Blockbuster’s mission is to become the preferred choice for convenient access to media entertainment - Anytime, Anywhere
Future State
Smaller overall store base (average store
lease is 2.5 years)
Fewer large stores, more smaller urban
locations
Delivering broader customer experience
3,750 company-operated stores
606 franchised stores
Heavy focus on film
Competitors:  Hollywood, Movie Gallery
Major market presence
Profitability enhanced by product distribution
synergies with stores
497 current units
2,500 units by year end, 10,000 by mid-
2010
License model
Competitors:  Redbox
Presence in nearly every connected device
High-quality entertainment experience
Large digital library including new releases
Emerging digital platform
Embedded in millions of living rooms
through Samsung, TiVo and others
Competitors:  Apple, Amazon.com,
Comcast, TimeWarner
1.6M subscribers
Moderate multi-channel integration
Profitable
Competitors:  Netflix
Growing subscriber base
Highly profitable
Present State
Channels Capital Intensity
High -Moderate
Low
Minimal
Moderate
Exhibit 99.2